Exhibit 10.35

[Exhibit 10.35 to Form S-1]

Exhibit F

to Merger Agreement

NOMINATING AND VOTING AGREEMENT

among

FIRST WIND HOLDINGS INC.

D. E. SHAW MWP ACQUISITION HOLDINGS, L.L.C.

D. E. SHAW MWPH ACQUISITION HOLDINGS, L.L.C.

and

MADISON DEARBORN CAPITAL PARTNERS IV, L.P.

Dated as of        , 2010

NOMINATING AND VOTING AGREEMENT

among

FIRST WIND HOLDINGS INC.

D. E. SHAW MWP ACQUISITION HOLDINGS, L.L.C.

D. E. SHAW MWPH ACQUISITION HOLDINGS, L.L.C.

and

MADISON DEARBORN CAPITAL PARTNERS IV, L.P.

NOMINATING AND VOTING AGREEMENT, dated as of           , 2010 (this “Agreement”), among First Wind Holdings Inc., a Delaware corporation (“WIND”), D. E. Shaw MWP Acquisition Holdings, L.L.C., a Delaware limited liability company (“MWP”), D. E. Shaw MWPH Acquisition Holdings, L.L.C., a Delaware limited liability company (“MWPH”, and together with MWP, “D. E. Shaw”), and Madison Dearborn Capital Partners IV, L.P., a Delaware limited partnership (“Madison Dearborn”).

WHEREAS, the Board of Directors of WIND has determined that it is in WIND’s best interests to effect an initial public offering (“IPO”); and

WHEREAS, in connection with the IPO, WIND, D. E. Shaw and Madison Dearborn desire to enter into this Agreement setting forth certain rights and obligations with respect to the shares of Common Stock of WIND owned by D. E. Shaw and Madison Dearborn;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.  Definitions.  As used in this Agreement, the following terms shall have the meanings ascribed to them below:

(a)  Affiliate:  a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

(b)  Board of Directors:  the Board of Directors of WIND.

(c)  Bylaws:  the Amended and Restated Bylaws of WIND, as may be amended from time to time.

(d)  Certificate of Incorporation:  the Amended and Restated Certificate of Incorporation of WIND, as may be amended from time to time.

(e)  Common Stock:  the class A common stock, par value $0.001 per share, and class B common stock, par value $0.001 per share, of WIND.

(f)  Person:  an individual, corporation, partnership, limited liability company, joint venture, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

(g)  Specified Stockholder:  either of D. E. Shaw (with MWP and MWPH exercising the D. E. Shaw rights jointly) or Madison Dearborn.

(h)  Voting Securities: collectively, shares of Common Stock, all other shares of capital stock of WIND which are voting shares and all other voting securities of WIND.

Section 2.  Board Representation.

(a)  With respect to each Specified Stockholder, until such time as such Specified Stockholder and its Affiliates no longer beneficially own in the aggregate at least 20% of the total number of shares of Common Stock of WIND outstanding at such time, WIND and the Board of Directors shall, acting through the Nominating and Corporate Governance Committee of the Board of Directors, include in the slate of nominees recommended to stockholders of WIND (the “Stockholders”) for election as directors at any annual or special meeting of the Stockholders at which directors of WIND are to be elected, not less than two individuals designated by such Specified Stockholder (as applied to each Specified Stockholder, the “Specified Stockholder Nominees”). For the avoidance of doubt, in no event shall any Specified Stockholder Nominee be required to be an “independent director” within the meaning of any applicable law, rule or regulation, including, without limitation, any applicable stock exchange rule (collectively, the “Listing Exchange Rules”).

(b)  With respect to each Specified Stockholder, until such time as such Specified Stockholder and its Affiliates no longer beneficially own in the aggregate at least 10% but less than 20% of the total number of shares of Common Stock of WIND outstanding at such time, WIND and the Board of Directors shall, acting through the Nominating and Corporate Governance Committee of the Board of Directors, include in the slate of nominees recommended to the Stockholders for election as directors at any annual or special meeting of the Stockholders at which directors of WIND are to be elected, one Specified Stockholder Nominee.

(c)  Vacancies arising through the death, resignation or removal of a Specified Stockholder Nominee nominated by a Specified Stockholder to the Board of Directors pursuant to Section 2(a) or 2(b) hereof may be filled by the Board of Directors only with a Specified Stockholder Nominee nominated by such Specified Stockholder and the director so chosen shall hold office until the next election and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

(d)  No Specified Stockholder shall be entitled to designate a person as a nominee to the Board of Directors upon a written determination by the Nominating and

Corporate Governance Committee of WIND (which determination shall set forth in reasonable detail the grounds for such determination) that such person would not be qualified under any applicable law, rule or regulation (including the Listing Exchange Rules of any securities exchange on which the securities of WIND are then listed) to serve as a director of WIND.  Except as set forth in the preceding sentence, WIND shall not have the right to object to any Specified Stockholder Nominee.

(e)  WIND shall notify each Specified Stockholder in writing of the date on which proxy materials are expected to be mailed by WIND in connection with an election of directors at an annual or special meeting of the Stockholders (and such notice shall be delivered to each Specified Stockholder at least 120 days prior to such expected mailing date).  WIND shall provide each Specified Stockholder with a reasonable opportunity to review and provide comments on any portion of the proxy materials relating to the Specified Stockholder Nominees or the rights and obligations provided under this Agreement and to discuss any such comments with WIND.  If WIND objects to the designation of a Specified Stockholder Nominee pursuant to Section 2(d), WIND shall notify the Specified Stockholder that designated such Specified Stockholder Nominee sufficiently in advance of the date on which such proxy materials are to be mailed by WIND in connection with such election of directors so as to enable such Specified Stockholder to propose a replacement Specified Stockholder Nominee, if necessary, in accordance with the terms of this Agreement.

(f)  So long as this Agreement shall remain in effect, subject to applicable legal requirements, the Bylaws and the Certificate of Incorporation shall permit the rights and obligations set forth herein (including, without limitation, by allowing for a sufficient number of authorized directors to permit the nomination and election of the Specified Stockholder Nominees) and WIND shall have a Nominating and Corporate Governance Committee (or similar committee) of the Board of Directors empowered to take the actions herein required.

(g)  With respect to any action or right given to or exercisable by either Specified Stockholder hereunder or any notice to be sent hereunder, such action or right shall be exercised by in the case of D. E. Shaw, by MWP and MWPH, acting jointly, and in the case of Madison Dearborn, by Madison Dearborn Partners IV, L.P. (“MDP IV”), the general partner of Madison Dearborn, and any such notice shall be sent to, in the case of D. E. Shaw, to each of MWP and MWPH, and in the case of Madison Dearborn, to each of MDP IV and Madison Dearborn.  Notices shall be sent in the manner and to the recipient specified in Section 3(f), and WIND may rely upon the contents of any such notice delivered by a Specified Stockholder without further inquiry.

Section 3.  Voting Agreement.

(a) General. From and after the date hereof and until the provisions of this Section 3 cease to be effective, each Specified Stockholder shall vote, or cause to be voted, and shall cause each affiliated investment fund and direct or indirect wholly-owned subsidiary of such Specified Stockholder to vote, or cause to be voted, all Voting Securities over which such Person has the power to vote or direct the voting or otherwise has voting control, and shall take, and shall cause each affiliated investment fund and direct or indirect wholly-owned subsidiary of such Specified Stockholder to vote, all other necessary or desirable actions within its control in its capacity as a stockholder (including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and WIND shall take all necessary or desirable actions within its control (including, without limitation, calling special board and stockholder meetings), so that:

(i)            the authorized number of directors on the Board of Directors shall be established at a number sufficient to permit election of each of the Specified Stockholder Nominees (who, together with any other member of the Board of Directors who does not qualify as an “independent director” under the Listing Exchange Rules, shall constitute a minority of the authorized number of directors on the Board of Directors in the event that WIND no longer qualifies for “controlled company” status under the Listing Exchange Rules);

(ii)           each of the Specified Stockholder Nominees shall be elected to the Board of Directors; and

(iii)          the removal from the Board of Directors (with or without cause) of any Specified Stockholder Nominee shall be immediately at the written request of the Specified Stockholder nominating such Specified Stockholder Nominee, but only upon such written request and, except for cause, under no other circumstances.

(b) Termination of Voting Agreement. Unless otherwise agreed in writing executed by the Specified Stockholders prior to the Voting Termination Date, the rights and obligations of the parties under this Section 3 may be terminated by either Specified Stockholder on the 90th day after written notice of termination is delivered by such Specified Stockholder to the other parties hereto (such 90th day, “Voting Termination Date”); provided that no such termination shall limit or terminate the liability of a party for breach of this Section 3 arising prior to termination.

Section 4.  Miscellaneous.

(a)  Governing Law.  This Agreement and the rights and obligations of the parties hereunder and the Persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

(b)  Certain Adjustments.  The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of capital stock of WIND or any successor or assign of WIND (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution for the shares of Common Stock, by combination, recapitalization, reclassification, merger, consolidation or otherwise and the term “Common Stock” shall include all such other securities.

(c)  Enforcement.  Each of the parties agrees that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement.  Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which any party hereto may have.  Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts in New York for the purposes of any suit, action or other proceeding arising out of or based upon this Agreement or the subject matter hereof.  Each party hereto hereby consents to service of process made in accordance with Section 4(f).

(d)  Successors and Assigns.  Except as otherwise provided herein, the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

(e)  Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior oral or written (and all contemporaneous oral) agreements or understandings with respect to the subject matter hereof.

(f)  Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by fax, as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

(i)  If to WIND, to it at:

First Wind Holdings Inc.
179 Lincoln Street, Suite 500
Boston, MA  02111
Telephone: 617-960-2888
Facsimile: 617-960-2889
Attention: General Counsel

with a copy (which shall not constitute notice to WIND) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY  10017
Telephone: 212-450-4565
Facsimile: 212-701-5565
Attention: Joseph A. Hall

(ii)  If to either MWP or MWPH, to either at:

c/o D. E. Shaw & Co., L.L.C.
1166 Avenue of the Americas
New York, NY 10036
Attention: General Counsel
Telephone: (212) 478-0000
Fax: (212) 478-0100

(iii)  If to either MDP IV or Madison Dearborn, to either at:

c/o Madison Dearborn Partners, LLC
Three First National Plaza, Suite 4600
Chicago, IL 60602
Attention: General Counsel
Telephone: (312) 895-1000
Fax:  (312) 895-1001

All such notices, requests, demands, waivers and other communications shall be deemed to have been received by (w) if by personal delivery, on the day delivered, (x) if by certified or registered mail, on the fifth business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, or (z) if by fax, on the day delivered, provided that such delivery is confirmed.

(g)  Waiver.  Waiver by any party hereto of any breach or default by the other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.  No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party to assert its or his or her rights hereunder on any occasion or series of occasions.

(h)  Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(i)  Headings.  The headings to sections in this Agreement are for the convenience of the parties only and shall not control or affect the meaning or construction of any provision hereof.

(j)  Invalidity of Provision.  The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

(k)  Amendments and Waivers. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived or modified, with and only with an agreement or consent in writing signed by each of the parties hereto.

(l)  Further Assurances.  Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or Person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement.

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IN WITNESS WHEREOF this Agreement has been signed by each of the parties hereto, and shall be effective as of the date first above written.

FIRST WIND HOLDINGS INC.

By:
Name:
Title:

D. E. SHAW MWP ACQUISITION HOLDINGS, L.L.C.

By:
Name:
Title:

D. E. SHAW MWPH ACQUISITION HOLDINGS, L.L.C.

By:
Name:
Title:

MADISON DEARBORN CAPITAL PARTNERS IV, L.P.

By:
Name:
Title: